UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2017

Riot Blockchain, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

834-F South Perry Street, Suite 443 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 7.01  Regulation FD Disclosure

Registrant is furnishing as Exhibit 99.1 the attached Investor Presentation for Riot Blockchain, Inc. The Investor Presentation and this Current Report on Form 8-K includes a correction to certain information in an interview by our Chief Executive Officer published in Bloomberg Technology on October 4, 2017 in connection with Registrant's life sciences segment (the "original interview"). The original interview reported that the Registrant has already shuttered operations, and is selling its remaining patents and intellectual property to a private company in the diagnostics industry. The correct statement is that the company has an Exclusive License Agreement (the "License Agreement") with Ceva Santé Animale S.A. ("Licensee"), providing an exclusive worldwide royalty-bearing license, until December 31, 2028, to develop, seek regulatory approval for and offer to sell, market, distribute, import and export luteinizing hormone ("LH") and/or follicle-stimulating hormone ("FSH") products for cattle, equine and swine for the assistance and facilitation of reproduction.  The License Agreement provides for royalties, at low double digit rates, based on sales of licensed products in addition to milestone payments totaling up to a potential of $1.1 million in the aggregate, based on the satisfactory conclusion of defined milestones and potential for milestone payments of up to an additional $2 million for development and receipt of regulatory approval for additional specified licensed products. Through our wholly owned subsidiary, BiOptix Diagnostics, Inc. ("BDI"), which we acquired in September 2016, we have developed a proprietary Enhanced Surface Plasmon Resonance technology platform for the detection of molecular interactions.  We acquired a Surface Plasma Resonance (SPR) platform which seeks to combine high sensitivity with microarray detection capability to allow researchers to understand whether their target molecules have functionality against the disease targeted. SPR is an advanced and highly sensitive optical technology that can measure refractive index changes on a sensor chip's gold surface due to a change in mass that occurs during a binding event. This change can be used to monitor biological interactions such as the concentration of target molecules, kinetic rates and affinity constants.  The registrant has significantly reduced costs of operations through reducing development and marketing of the BDI SPR platform while seeking to license, joint venture or otherwise dispose of the business and is in current negotiations for a sale of the business assets and equipment and assumption of certain liabilities, but has not completed such sale.

The Investor Presentation provides a detailed discussion of the Registrant’s blockchain business resulting from its recent investment in goNumerical Ltd. (“goNumerical”), a leading Canadian Blockchain company known as Coinsquare Ltd., one of Canada’s leading exchanges for trading digital currencies.  The presentation does not contain a description of the business conducted through BDI, which still remains a portion of the company’s operations, as discussed above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Investor Presentation dated October 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
October 5, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer